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                                                                   Exhibit 10.11

                                 FIRST AMENDMENT

                           TO THE AMENDED AND RESTATED

                        LAS VEGAS SANDS, INC. 1997 FIXED

                                STOCK OPTION PLAN

          First Amendment (this "AMENDMENT") to the Amended and Restated Las Vegas Sands, Inc. 1997 Fixed Stock Option Plan, dated as of June 4, 2002 (the "PLAN").

          WHEREAS, in accordance with Section 7(a) of the Plan, the Board desires to amend the terms of the Plan as set forth below.

          NOW THEREFORE, the Board hereby amends the Plan as follows:

          1. Capitalized terms used herein but not otherwise defined herein shall have the respective meanings ascribed thereto in the Plan.

          2. The following definitions are hereby added to Section 2 of the Plan in alphabetical order:

"Cause" shall mean:

               (i) conviction of a felony, misappropriation of any material funds or property of the Company, commission of fraud or embezzlement with respect to the Company, or any material act or acts of dishonesty relating to the Participant's employment by the Company resulting or intended to result in direct or indirect personal gain or enrichment at the expense of the Company;

               (ii) use of alcohol or drugs that renders the Participant materially unable to perform the functions of his or her job or carry out his or her duties to the Company;

               (iii) materially failing to fulfill his duties and responsibilities;

               (iv) committing any act or acts of serious and willful misconduct (including disclosure of confidential information) that is likely to cause a material adverse effect on the business of the Company or to subject the Company to possible disciplinary action by the Nevada Gaming Authorities; or

               (v) loss or failure to obtain a license, work card, or other approval from the Nevada Gaming Authorities that is necessary or for which the

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     Company deems advisable relating to the Participant's employment by the
     Company or the holding or exercise of an Option.

"Disability" shall mean that the Participant is unable to perform the duties of his employment for a continuous period of three months due to severe illness or accident or other grave mental or physical incapacity.

          3. New section 6(e) shall be added to the Plan to read in its entirety as follows:

          "(e) REDEMPTION RIGHTS. The Board may, in its sole discretion, elect in any Award Agreement to include the following redemption provision:

          "Some or all of the Shares issued pursuant to the exercise of the Option and held by the Participant for a period of at least six months following exercise of the Option, shall, at the written request of the Participant (or his personal representative), be redeemed by the Company as follows:

               (i)     in the case of a

                         (A) termination of the Participant's employment with the Company due to death or Disability;

                         (B)    voluntary termination by the Participant;

                         (C) termination of the Participant's employment by the Company other than for Cause; or

                         (D) redemption request made by the Participant while still employed by the Company,

the Company shall pay to the Participant an amount equal to the Fair Market Value on the date of redemption of the Shares being redeemed, such redemption price (or portion thereof) shall be payable by the Company, with interest on the unpaid balance accruing at a fair market rate as of the date of redemption, which the parties understand shall mean the "Applicable Federal Rate" as such term is used in the Internal Revenue Code (the "CODE") section 7872 unless, based upon the financial position and credit worthiness of the Company, a higher rate is appropriate, in thirty-six (36) equal consecutive monthly installments, commencing ninety (90) days following the date on which the Fair Market Value is established; and

          (ii) in the case of a termination for Cause or a termination as a result of the failure of the Nevada Gaming Authorities to grant the Participant a casino key employee and equity holder license, Participant shall be deemed to have elected redemption as of his termination of employment or six months after share exercise was

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completed, whichever is later, and the Company shall pay to the Participant an amount equal to the lesser of the exercise price for such Shares or the Fair Market Value on the date of redemption, such redemption price shall be payable, with interest on the unpaid balance accruing at a fair market rate as of the date of redemption, which the parties understand shall mean the "Applicable Federal Rate" as such term is used in the Code section 7872 unless, based upon the financial position and credit worthiness of the Company, a higher rate is appropriate, in thirty-six (36) equal consecutive monthly installments commencing ninety (90) days following the date on which Fair Market Value is established.""

          4. Except as specifically set forth in this Amendment, the Plan shall remain unmodified and in full force and effect.

                                     LAS VEGAS SANDS, INC.

                                     By: /s/ David Friedman
                                         ---------------------------------------
                                         Name: David Friedman
                                         Title: Secretary

ACKNOWLEDGED AND AGREED TO:

/s/ Sheldon G. Adelson
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Sheldon G. Adelson